CHANCERY RESOURCES, INC.

2009 STOCK OPTION PLAN

1. PURPOSE

1.1 The purpose of the Stock Option Plan (the “Plan”) of Chancery Resources Inc., a body corporate incorporated pursuant to the laws of the State of Nevada (the “Company”), is to advance the interests of the Company by encouraging the directors, officers, and bona fide employees, management company employees, and consultants of the Company to acquire shares in the Company, thereby increasing their proprietary interest in the Company, encouraging them to remain associated with the Company and furnishing them with additional incentive in their efforts on behalf of the Company in the conduct of their affairs.

2. ADMINISTRATION AND GRANTING OF OPTIONS

2.1 The Plan shall be administered by the Board of Directors of the Company or, if appointed, by a special committee of directors appointed from time to time by the Board of Directors of the Company, subject to approval by the Board of Directors of the Company (such committee or, if no such committee is appointed, the Board of Directors of the Company, is hereinafter referred to as the “Committee”) pursuant to rules of procedure fixed by the Board of Directors.

2.2 The Committee may from time to time designate directors, officers, and bona fide employees, management company employees, and consultants of the Company (the “Participants”) to whom options (each, an “Option”) to purchase common shares of the Company may be granted and the number of common shares to be optioned to each, provided that the total number of common shares to be optioned shall not exceed the number provided in Clauses 3 and 4 hereof.

3. SHARES SUBJECT TO PLAN

3.1 Subject to adjustment as provided in Clause 14 hereof, the shares to be offered under the Plan shall consist of shares of the Company’s authorized but unissued common shares. The aggregate number of shares to be delivered upon the exercise of all Options granted under the Plan shall not exceed the maximum number of shares permitted under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which maximum number of shares is presently determined as being equal to 6,450,000 shares, which is 20% of the issued shares of the Company at the time of adoption of the Plan (on a non-diluted basis). If any Option granted hereunder shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purpose of this Plan.

4. NUMBER OF OPTIONED SHARES

4.1 The number of shares subject to an Option to a Participant, other than a Consultant (as defined under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction) and an Employee (as defined under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction) conducting Investor Relations Activities (as defined under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction) shall be determined by the Committee, but no Participant, where the Company is listed on any stock exchange, shall be granted an Option which exceeds the maximum number of shares permitted under any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which maximum number of shares is presently an amount equal to 5% of the then issued and outstanding shares of the Company (on a non-diluted basis) in any 12 month period.

4.2 The maximum number of shares subject to an Option to a Participant who is a Consultant is presently limited to an amount equal to 2% of the then issued and outstanding shares of the Company (on a non-diluted basis) in any 12 month period.

4.3 The number of options granted to all persons in aggregate who are employed to perform Investor Relations Activities is presently limited to an amount equal to 2% of the then issued and outstanding shares of the Company (on a non-diluted basis) in any 12 month period.

5. VESTING

5.1 Subject to the provisions of Paragraph 5.2 below, the Committee may, in its sole discretion, determine the time during which Options shall vest and the method of vesting, or that no vesting restriction shall exist.

5.2 Options issued to consultants performing investor relations activities must vest in stages over a twelve month period, with no more than one-quarter of such Options vesting in any three month period.

6. MAINTENANCE OF SUFFICIENT CAPITAL

6.1 The Company shall at times during the term of the Plan reserve and keep available such numbers of shares as will be sufficient to satisfy the requirements of the Plan.

7. PARTICIPATION

7.1 The Committee shall determine to whom Options shall be granted, the terms and provisions of the respective Option agreements, the time or times at which such Options shall be granted and the number of shares to be subject to each Option. An individual who has been granted an Option may, if he is otherwise eligible, and if permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, be granted an additional Option or Options if the Committee shall so determine.

8. EXERCISE PRICE

8.1 The exercise price of the shares covered by each Option shall be determined by the Committee. The exercise price shall not be less than the price permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

9. DURATION OF OPERATION

9.1 Each Option and all rights thereunder shall be expressed to expire on the date set out in the Option agreements and shall be subject to earlier termination as provided in Clauses 12 and 13.

10. OPTION PERIOD, CONSIDERATION AND PAYMENT

10.1 The Option Period shall be a period of time fixed by the Committee, not to exceed the maximum period permitted by any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, which maximum period is presently 5 years from the date the Option is granted, provided that the Option Period shall be reduced with respect to any Option as provided in Clauses 12 and 13 covering cessation as a director, officer, employee or consultant of the Company or death of the Participant.

10.2 Except as set forth in Clauses 12 and 13, no Option may be exercised unless the Participant is, at the time of such exercise, a director, officer, employee or consultant of the Company.

10.3 The exercise of any Option will be contingent upon receipt by the Company at its head office of a written notice of exercise, specifying the number of shares with respect to which the Option is being exercised, accompanied by cash payment, certified cheque or bank draft for the full purchase price of such shares with respect to which the Option is exercised. No Participant or his legal representatives, legatees or distributees will be, or will be deemed to be, a holder of any shares subject to an Option under this Plan unless and until the certificates for such shares are issued to such persons under the terms of the Plan.

11. HOLD PERIOD

11.1 Share certificates issued on exercise of an Option shall be legended in all cases as may be required under applicable securities laws and the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction.

12. CEASING TO BE A DIRECTOR, OFFICER, EMPLOYEE OR CONSULTANT

12.1 If a Participant shall cease to be a director, officer, employee or consultant, as the case may be, of the Company for any reason (other than death), he may, but only within 90 days next succeeding his ceasing to be a director, officer, employee or consultant, exercise his Option to the extent that he was entitled to exercise it at the date of such cessation provided that, in the case of a Participant who is engaged in Investor Relations Activity (as that term is defined under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction) on behalf of the Company, this 90 day period referenced herein shall be shortened to 30 days.

12.2 Nothing contained in the Plan, nor in any Option granted pursuant to the Plan, shall as such confer upon any Participant any right with respect to continuance as a director, officer, employee or consultant of the Company or of any affiliate.

13. DEATH OF A PARTICIPANT

13.1 In the event of the death of a Participant, the Option previously granted to him shall be exercisable only within the 12 months next succeeding such death and then only:

(a)	by the person or persons to whom the Participant’s rights under the Option shall pass by the Participant’s will or the laws of descent and distribution; and

(b)	if and to the extent that he was entitled to exercise the Option at the date of his death.

14. ADJUSTMENTS

14.1 Appropriate adjustments in the number of common shares optioned and in the Option price per share, as regards, Options granted or to be granted, may be made by the Committee in its discretion to give effect to adjustments in the number of common shares of the Company resulting subsequent to the approval of the Plan by the Committee from subdivisions, consolidations or reclassification of the common shares of the Company, the payment of stock dividends by the Company or other relevant changes in the capital of the Company.

15. TRANSFERABILITY

15.1 All benefits, rights and Options accruing to the Participant in accordance with the terms and conditions of the Plan shall not be transferable or assignable unless specifically provided herein. During the lifetime of a Participant any benefits, rights and Options may only be exercised by the Participant.

16. AMENDMENT AND TERMINATION OF PLAN

16.1 The Committee may, at any time, suspend or terminate the Plan. The Board of Directors may, subject to such approvals as may be required under the rules of any stock exchange or which the common shares are then listed or other regulatory body having jurisdiction, also at any time amend or revise the terms of the Plan, PROVIDED that no such amendment or revision shall alter the terms of any Options theretofore granted under the Plan.

17. NECESSARY APPROVALS

17.1 The ability of the Options to be exercised and the obligation of the Company to issue and deliver shares in accordance with the Plan is subject to any approvals which may be required from the shareholders of the Company, any regulatory authority or stock exchange having jurisdiction over the securities of the Company. If required under the rules of any stock exchange on which the common shares are then listed or other regulatory body having jurisdiction, the Company will obtain disinterested shareholder approval for any reduction in the exercise price of the Option if the Participant is an insider of the Company at the time of the proposed amendment;

17.2 If any shares cannot be issued to the Participant for whatever reason, the obligation of the Company to issue such shares shall terminate and any Option exercise price paid to the Company will be returned to the Participant.

18. PRIOR PLANS

18.1 The Plan shall entirely replace and supersede any prior share option plans, if any, enacted by the Board of Directors of the Company or its predecessor companies.

19. EFFECTIVE DATE OF PLAN

19.1 The Plan has been adopted by the Board of Directors subject to the approval of any stock exchange on which the shares of the Company are to be listed or other regulatory body having jurisdiction and approval of the shareholders and, if so approved, the Plan shall become effective upon such approvals being obtained.